Exhibit 2.1

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

ManeGain, Inc.

800840335

[formerly: Austin Medical Technologies, Inc.]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 02/28/2014

Effective: 02/28/2014

/s/ Nandita Berry Nandita Berry Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Debi Mojica	TID: 10303	Document: 531698050002

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas FEB 28 2014 Corporations Section

Entity Information

The name of the filing entity is:

Austin Medical Technologies, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800840335

The date of formation of the entity is: July 6, 2007

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

ManeGain, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424	6

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐	A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☒	B. The registered agent is an individual resident of the state whose name is:

Barry	W	Thornton
First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C.	The business address of the registered agent and the registered office address is:

12400 Highwy 71 W, Ste 350-256	Austin	TX	78738
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: Feb 28, 2014

By:	Barry Thornton

/s/ Barry Thornton
Signature of authorized person

Barry Thornton
Printed or typed name of authorized person (see instructions)

Form 424	8

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Austin Medical Technologies, Inc.

800840335

[formerly: Austin Medical Research, Inc.]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 09/17/2010

Effective: 09/17/2010

/s/ Hope Andrade Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Debi Mojica	TID: 10303	Document: 328540740002

Form 424 (Revised 12/09) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas SEP 17 2010 Corporations Section

Entity Information

The name of the filing entity is:

Austin Medical Research, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☑ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800840335

The date of formation of the entity is: July 6, 2007

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Austin Medical Technologies, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424	6

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 7/15/2010

By:	Barry Thornton

/s/ Barry Thornton
Signature of authorized person

Barry Thornton
Printed or typed name of authorized person (see instructions)

8

Corporations Section P.O. BOX 13697 Austin, Texas 78711-3697	Phil Wilson Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Austin Medical Research, Inc.

File Number: 800840335

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 07/06/2007

Effective: 07/06/2007

/s/ Phil Wilson Phil Wilson Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555 Prepared by: Misty Shaw	Fax: (512) 463-5709 TID: 10306	Dial: 7-1-1 for Relay Services Document: 177175100002

FILED In the office of the Secretary of State of Texas JUL 06 2007 Corporations Section

CERTIFICATE OF FORMATION

OF

AUSTIN MEDICAL RESEARCH, INC.

The undersigned natural person of the age of eighteen (18) years or more, acting as organizer of a corporation under the Texas Business Organizations Code (the “Code”), does hereby adopt the following Certificate of Formation for the Corporation:

ARTICLE I

NAME

The entity being formed is a business corporation. The name of the entity is: Austin Medical Research, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful business for which business corporations may be organized under the Code.

ARTICLE III

CAPITAL STOCK

SECTION 1. AUTHORIZED SHARES. The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 12,000,000 shares, consisting of 10,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 2,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of any or all of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title;

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

(c) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of the series and the dates at which dividends, if any, shall be payable;

(d) The redemption rights and price or prices, if any, for shares of the series;

(e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates of exchange, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion or exchange may be made;

(h) Restrictions on the issuance of shares of the same series or of any other class or series and the right, if any, to subscribe for or purchase any securities of the Corporation or any other corporation;

(i) The voting rights, if any, of the holders of such series; and

(j) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof; all as determined from time to time by the Board of Directors and stated in the resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the shareholders. Except as may be provided in this Certificate of Formation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

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SECTION 2. PREEMPTIVE RIGHTS. No shareholder shall be entitled as a matter of right to any preemptive or preferential right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the Corporation, whether now or later authorized, or any notes, bonds, debentures, warrants, options, rights or other securities convertible into or entitling the holder to purchase shares. Such additional shares, notes, bonds, debentures, warrants, options, rights or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.

SECTION 3. CUMULATIVE VOTING. Directors shall be elected by majority vote. Cumulative voting is expressly denied.

ARTICLE IV

SHAREHOLDER ACTION WITHOUT A MEETING

Any action required by statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 12400 Hwy 71 West, Suite 350-256, Austin, Texas 78734 and the name of the initial registered agent of the Corporation at such address is Barry Thornton.

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director. The number constituting the initial Board of Directors is three, and the name and address of the initial director who is to serve as a director until the first annual meeting of shareholders, or until their respective successors are elected and qualified, is as follows:

NAME	ADDRESS

Barry Thornton	15211 Back of the Moon Austin, TX 78734
Rona Thornton	15211 Back of the Moon Austin, TX 78734
Mark Cohen	2301 Spectrum Irvine, CA 92618

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ARTICLE VII

PURCHASE OF SHARES

The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not (i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the Code. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the Corporation, as defined in the Code, are not less than the amount of money or other property paid or the indebtedness issued therefor: (i) to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting shareholders entitled to payment for their shares under the Code; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the Code.

ARTICLE VIII

BYLAWS

The initial Bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders of the Corporation.

ARTICLE IX

EXCULPATION; INDEMNIFICATION

No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article does not eliminate or limit the liability of a director for: (i) a breach of a director’s duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Code.

The Corporation shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by the laws of the State of Texas, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for, on behalf of, or at the request of, the Corporation, against any liability or expense actually or reasonably incurred by such person in respect thereof.

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No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

ORGANIZER

The name and address of the organizer is Nicholas F. Ducoff, 111 Congress Avenue, Suite 1700, Austin, Texas 78701.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of June, 2007.

ORGANIZER:

/s/ Nicholas F. Ducoff
Nicholas F. Ducoff Organizer

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CONSENT TO USE OF SIMILAR NAME

To the Texas Secretary of State:

The undersigned entity hereby consents to the use of a similar name by AUSTIN MEDICAL RESEARCH, INC. for the purpose of filing a Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this 6th day of July, 2007.

AUSTIN MEDICAL CENTER, INC.

By:	/s/ Sheri Dankert
Name: Sheri Dankert
Title: VP of Finance

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

MANEGAIN, INC.

ManeGain, Inc., a Texas corporation (the “Corporation”), hereby certifies that the following resolution was duly adopted by its Board of Directors (the “Board”) by unanimous written consent, dated September 22, 2016, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Certificate of Formation of the Corporation, as amended (the “Certificate of Formation”), to fix by resolution or resolutions the designation of a series of Preferred Stock and the voting powers, preferences, and relative participating, optional, and other special rights and the qualifications, limitations, or restrictions thereof; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock to be designated as Series A Preferred Stock of the Corporation and the number of shares constituting such series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Series A Preferred Stock of the Corporation be, and hereby is, created and that the voting powers, preferences, and relative participating, optional, and other special rights and qualifications, limitations, or restrictions thereof, are hereby fixed as follows:

[Remainder of page intentionally left blank.]

TERMS OF SERIES A PREFERRED STOCK

1.    DEFINITIONS

In addition to capitalized terms defined elsewhere herein, the following terms shall have the following meanings:

“Common Stock” means the shares of the Corporation’s Common Stock, par value $0.001 per share, as further defined in the Corporation’s Certificate of Formation, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

2.    DESIGNATION

The series of Preferred Stock established hereunder shall be designated as Series A Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 1,000,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share, and an original issue price equal to $5.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof, the “Original Issue Price”).

3.    VOTING RIGHTS. Except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote.

4.    LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any dividend, distribution or payment shall be made to the holders of Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution for each share of Series A Preferred Stock held by them, an amount per share of such series of Series A Preferred Stock equal to the Original Issue Price. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section 4(a), then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) After the payment of the full liquidation preference of the Series A Preferred Stock as set forth in Section 4(a) above, the assets of the Corporation legally available for distribution in such Liquidation Event (or the consideration received by the Corporation or its shareholders in such Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the Series A Preferred Stock and Common Stock based on the number of shares held.

5.    ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) In the event that the Corporation is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock then held, out of the proceeds of such Acquisition or Asset Transfer, the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 4(a) and 4(b) above.

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(b) For the purposes of this Section 5: (i) “Acquisition” shall mean (A) any equity exchange, consolidation or merger of the Corporation with or into any other Corporation or other entity or person, or any other corporate reorganization, other than any such equity exchange, consolidation, merger or reorganization in which the shareholders of the Corporation immediately prior to such equity exchange, consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the Corporation or other surviving entity entitled to vote to elect the board of directors or other governing authority thereof and in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such equity exchange, consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power to elect the Corporation’s Board of Directors is transferred; provided that an Acquisition shall not include the issuance of Series A Preferred Stock by the Corporation or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation in one or a series of transactions.

(c) In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

6.    REACQUIRED SHARES. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

**********

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RESOLVED, that the appropriate officers of the Corporation be, and each such officer hereby is, authorized and directed to execute and file the Certificate of Designations (with such changes or modifications in form necessary for filing purposes) with the Secretary of State of the State of Texas.

[remainder of page intentionally left blank; signature page follows]

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In witness whereof, ManeGain, Inc. has caused this certificate to be signed by Jeffrey Fry, its Chief Executive Officer, this 22nd day of September, 2016.

ManeGain, Inc.

By:	/s/ Jeffrey Fry
Jeffrey Fry
Chief Executive Officer